Exhibit 99.1
Extraction Oil & Gas, Inc. Announces Fourth-Quarter and Full-Year 2019 Results

DENVER - March 5, 2020 (GLOBE NEWSWIRE) -- Extraction Oil & Gas, Inc. (NASDAQ: XOG) (“Extraction” or the “Company”) today reported financial and operational results for the fourth-quarter and full-year ended December 31, 2019.

Fourth-Quarter and Full-Year 2019 Highlights

•Fourth quarter average net sales volumes of 111,077 barrels of oil equivalent per day (BOE/d), including 50,065 barrels per day (Bbl/d) of crude oil and full-year 2019 average net sales volumes of 88,728 BOE/d, including 42,291 Bbl/d of crude oil

•For the fourth quarter, Extraction reported a net loss of $1.4 billion, or $9.84 net loss per basic and diluted share1, which includes an impairment related to lower forecasted commodity prices and a more measured pace of development to focus on Free Cash Flow, compared to net income of $100 million, or $0.52 per basic share and $0.51 per diluted share, for the same period in 2018. Adjusted EBITDAX, Unhedged2 was $202 million for the fourth quarter, down 9% year-over-year but up 65% sequentially. Adjusted EBITDAX2 was $205 million for the fourth quarter, up 5% year-over-year and up 49% sequentially

•Full-year 2019 net loss of $1.4 billion, or $9.29 net loss per basic and diluted share, compared to the Company's full-year 2018 net income of $122 million. Full-year 2019 Adjusted EBITDAX, Unhedged was $635 million, down 20% year-over-year while Adjusted EBITDAX was $611 million, down 7% over the same period

•Generated $122 million and $36 million of Free Cash Flow2 for the second half on an upstream and fully consolidated basis respectively

•Reduced outstanding borrowings under its revolving credit facility by $80 million during the fourth quarter, bringing the revolver balance at year-end 2019 down to $470 million, which represents 49% of the $950 million credit facility drawn

•Before-Tax SEC PV10 year-end 2019 proved reserves of $1.9 billion, of which $1.3 billion is classified as proved developed3

1 For further information on earnings per share, refer to the Condensed Consolidated Statements of Operations included herein.
2 Adjusted EBITDAX, Adjusted EBITDAX, Unhedged, Before-Tax SEC PV10 and Free Cash Flow are non-GAAP financial measures. For a definition of Adjusted EBITDAX, Adjusted EBITDAX, Unhedged and Free Cash Flow and a reconciliation to our most directly comparable financial measure calculated and presented in accordance with GAAP, read “Non-GAAP Financial Measures” included herein.
3 For further information on our proved reserves, refer to the Proved Reserves section included herein.

"We ended 2019 on a high note as robust production and a focus on maintaining our low operating cost structure drove Free Cash Flow above the high end of our guidance range," said Extraction President and CEO Matt Owens. "Our wells in our Broomfield and Greeley focus areas continue to perform nicely, and our strong quarterly production numbers also demonstrate the improvement in midstream availability and reliability across the DJ Basin."

Financial Results

For the fourth quarter, Extraction reported total revenue of $286 million, as compared to $288 million during the same period in 2018, representing a decrease of $2 million. Revenue increased 61% sequentially, primarily driven by an increase in average daily production. For the full year, Extraction's total revenues decreased 15% over the prior year to $907 million.

Extraction reported a net loss of $1.4 billion, or $9.84 net loss per basic and diluted share for the fourth quarter, compared to net income of $100 million for the same period in 2018. This net loss was driven primarily by an impairment of $1.3 billion on its proved oil and gas properties as a result of lower forecasted commodity prices and a more measured pace of development to focus on Free Cash Flow. Adjusted EBITDAX, Unhedged was $202 million for the fourth quarter, down 9% year-over-year but up 65% sequentially. Adjusted EBITDAX was $205 million for the fourth quarter, up 5% year-over-year and up 49% sequentially. Free Cash Flow was $111 million for the fourth quarter on an upstream basis and $97 million fully consolidated. Full-year 2019 net loss of $1.4 billion compares to the Company's full-year 2018 net income of $122 million. Full-year 2019 Adjusted EBITDAX, Unhedged was $635 million, down 20% year-over-year while Adjusted EBITDAX was $611 million, down 7% over the same period. Please read “Non-GAAP Financial Measures," included herein.

Debt and Liquidity

During the fourth quarter, Extraction used Free Cash Flow to repay $80 million on its revolving credit facility and ended the fourth quarter with $32 million of cash on its balance sheet and $470 million drawn on the $950 million revolver. After giving effect to letters of credit, Extraction ended the fourth quarter with approximately $452 million of available liquidity.

The following table provides a summary of our sales volumes, average sales prices and certain operating expenses on a per BOE basis for the three months and years ended December 31, 2019 and 2018, respectively:

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Sales (MBoe)(1):	10,219	7,892	32,385	27,747
Oil sales (MBbl)	4,606	4,286	15,436	14,679
Natural gas sales (MMcf)	21,277	13,234	64,710	46,847
NGL sales (MBbl)	2,067	1,400	6,164	5,260
Sales (BOE/d)(1):	111,077	85,780	88,728	76,019
Oil sales (Bbl/d)	50,065	46,584	42,291	40,217
Natural gas sales (Mcf/d)	231,272	143,851	177,288	128,347
NGL sales (Bbl/d)	22,467	15,221	16,889	14,411
Average sales prices(2):
Oil sales (per Bbl)	$47.73	$51.68	$46.74	$57.27
Oil sales with derivative settlements (per Bbl)	48.43	47.56	45.16	48.04
Differential ($/Bbl) to Average NYMEX WTI(3)	(8.68)	(7.66)	(8.71)	(7.63)
Natural gas sales (per Mcf)	1.62	2.92	1.68	2.25
Natural gas sales with derivative settlements (per Mcf)	1.64	2.32	1.68	2.36
Differential ($/Mcf) to Average NYMEX Henry Hub(4)	(0.79)	(0.80)	(1.10)	(1.12)
NGL Sales (per Bbl)	14.58	20.04	12.18	21.75
Average price per BOE	27.84	36.52	27.96	38.23
Average price per BOE with derivative settlements	28.31	33.28	27.19	33.52
Expense per BOE:
Lease operating expenses	$2.82	$2.24	$3.00	$2.86
Transportation and gathering	2.35	1.28	1.64	1.42
General and administrative expenses	1.27	4.31	3.05	4.85
Cash general and administrative expenses(5)	0.82	2.10	1.69	2.39
Stock-based compensation	0.46	2.21	1.36	2.46

Production taxes as a % of Revenue	7.6%	8.3%	7.5%	8.5%
(1)One BOE is equal to six thousand cubic feet (“Mcf”) of natural gas or one barrel (“Bbl”) of oil or NGL based on an approximate energy equivalency. This is an energy content correlation and does not reflect a value or price relationship between the commodities.
(2)Average prices shown in the table reflect prices both before and after the effects of our settlements of our commodity derivative contracts. Our calculation of such effects includes both gains and losses on settlements for commodity derivatives and amortization of premiums paid or received on options that settled during the period.
(3)Excludes non-cash amounts allocated to a satisfied performance obligation, recognized within oil sales for the year ended December 31, 2019, pursuant to ASC 606, Revenue Recognition.
(4)Based on the difference between our average realized price and the NYMEX Henry Hub Average as converted into Mcf using a conversions factor of 1.1 to 1.
(5)Cash general and administrative expenses for the year ended December 31, 2019 includes expense of $2.3 million related to the terms of separation agreements with two former executive officers. Excluding these one-time expenses results in cash general and administrative expense per BOE of $1.62 for the year ended December 31, 2019.

Operational Results

Fourth quarter average net sales volumes were 111,077 BOE/d, an increase of 29% year-over-year and 38% sequentially. Fourth quarter crude oil volumes of 50,065 Bbl/d increased 7% year-over-year and 28% sequentially. Full-year 2019 average net sales volumes were 88,728 BOE/d, an increase of 17% year-over-year, while full-year 2019 crude oil volumes increased 5% year-over-year to 42,291 BOE/d. Crude oil accounted for approximately 77% and 80% of the Company’s total revenues recorded during the fourth quarter and full-year 2019, respectively.

Extraction's fourth-quarter 2019 aggregate drilling, completion, and leasehold capital expenditures totaled $86 million, of which $79 million was for drilling and completion. For the full-year 2019, the Company's drilling, completion and leasehold capital expenditures were $598 million, of which $543 million was for drilling and completion.

During the fourth quarter, Extraction drilled 16 gross (14 net) wells with an average lateral length of approximately 11,500 feet, completed 6 gross (4 net) wells with an average lateral length of approximately 12,800 feet and turned to sales 50 gross (43 net) wells with an average lateral length of approximately 11,300 feet. For the full year, Extraction drilled 107 gross (90 net) wells with an average lateral length of approximately 9,400 feet, completed 119 gross (104 net) wells with an average lateral length of approximately 8,900 feet and turned to sales 115 gross (101 net) wells with an average lateral length of approximately 8,800 feet.

Elevation commenced moving crude oil, natural gas and water through its Badger central gathering facility in the fourth quarter of 2019. For the year ended December 31, 2019, Elevation had revenues of $6.9 million. In the fourth quarter of 2019, Elevation received $16.2 million in connect fees from Extraction pursuant to its commercial agreements. Elevation incurred $10.0 million of capital expenditures during the fourth quarter of 2019 and full-year 2019 capital expenditures totaled $202.6 million.

2020 Capital Program, Production and Operating Expense Guidance

During the first-quarter 2020, Extraction sold a substantial portion of its interests in non-operated producing horizontal wellbores for approximately $14.7 million, subject to customary purchase price adjustments. After adjusting for the production associated with this asset sale along with another divestiture closed in December 2019, Extraction now expects its full-year 2020 total equivalent production to be 90-95 MBoe/d with 40-42 MBbl/d of crude oil production.

Extraction's 2020 capital program remains focused on generating Free Cash Flow with an emphasis on strengthening its liquidity and balance sheet as the Company works to pay down debt. Due to its robust hedge book, which covers approximately 86% of the Company's crude oil volumes and over 50% of its natural gas volumes for 2020, along with its lower operating cost structure, Extraction expects to be Free Cash Flow neutral at $50 WTI crude oil and $2.00 NYMEX natural gas on a fully consolidated basis.

Production, Capital Expenditures and Operating Expenses per unit of production for 2020 are now estimated to be:

2020 Guidance
Production
Oil production (MBbl/d)	40 - 42
Total equivalent production (MBoe/d)	90 - 95

Operating Expenses ($/BOE)
Lease operating expense	$2.75 - $3.25
Transportation & marketing	$2.00 - $2.50
Cash G&A ($ in millions)	$50 - $60
Production taxes (% of revenue)	9% - 10%

Capital Expenditures ($ in millions)
Drilling and completion	$425 - $475
Land and other(1)	$20 - $30
Elevation Midstream	$40 - $50
Total Fully Consolidated Capital Expenditures(2)(3)	$485 - $555
(1)Net of assumed divestitures of $20-$30 million, of which $14.7 million has already closed, subject to customary purchase price adjustments.

(2)Extraction’s estimated capital expenditures do not include amounts that could (at Elevation's discretion) be due to Elevation pursuant to the intercompany commercial agreements for the reimbursement of development and construction costs of additional gathering facilities if such facilities are not completed by April 1, 2020. Extraction continues to work with Elevation's financing partner in constructive discussions surrounding this target completion date. While Extraction has not yet determined if these amounts will be paid to Elevation, the aggregate potential payment would be approximately $46 million.
(3)These amounts include approximately $19 million in net connect fees that were paid to Elevation by Extraction in 2020.

Update on Asset Sale Program

During the fourth quarter of 2019, Extraction closed on approximately $10 million of additional non-operated working interests, bringing the full-year 2019 asset sale total to approximately $56 million, which offset the Company's 2019 leasehold and surface acreage capital expenditures of approximately $55 million.

Extraction's asset sale program remains ongoing, and during the first-quarter 2020 Extraction sold its working interests in non-operated producing horizontal wellbores to an undisclosed buyer for approximately $14.7 million, subject to customary purchase price adjustments.

Proved Reserves at December 31, 2019

Extraction’s estimated 2019 year-end proved reserves are 254 MMBoe, a 27% decrease when compared to year-end 2018 proved reserves of 348 MMBoe. This decrease was driven primarily by revisions of PUD expirations in accordance with the SEC five year drilling rule caused by the change in business strategy to focus on Free Cash Flow generation rather than production growth. The Company’s estimated proved developed reserves at year-end 2019 were 143 MMBOE, an increase of 3% year-over-year. Year-end 2019 reserves are comprised of approximately 91 MMBbl of oil and 66 MMBbl of NGLs.

During the fourth-quarter 2019, Extraction recognized $1.3 billion in impairment expense on its proved oil and gas properties as a result of lower forecasted commodity prices and a more measured pace of development to focus on Free Cash Flow. In accordance with Securities and Exchange Commission (“SEC”) guidelines, Extraction’s proved reserves at December 31, 2019 were computed using SEC pricing of $55.69 per barrel of crude oil and $2.58 per million British Thermal Units for natural gas, before adjustments for energy content, quality, midstream fees, and basis differentials. Prices adhere to the SEC requirement to use the unweighted arithmetic average of the first-day-of-the-month price for the preceding twelve months without giving effect to derivative transactions. Reserve estimates for 2019 were prepared by Extraction’s independent reservoir engineering firm, Ryder Scott Company, L.P.

The table below reconciles the components driving the 2019 proved reserves decrease:

MMBoe
Balance, December 31, 2018	347.9
Revisions of previous estimates(1)	(90.5)
Purchase of reserves	0.7
Extensions, discoveries, and other additions	35.2
Sale of reserves	(6.8)
Production	(32.4)
Balance, December 31, 2019	254.1
(1) Change primarily due to revisions of PUD expirations due to the SEC five year drilling rule caused by the change in business strategy to focus on cash flow rather than maximizing production and reserves growth.

Updated Investor Presentation

Extraction has posted an updated investor presentation to its website. The investor presentation may be viewed on the Company’s website (www.extractionog.com) by selecting “Investors,” then “News and Events,” then “Presentations.”

Fourth-Quarter 2019 Earnings Conference Call Information

Those who would like to participate can dial into the number listed below approximately 15 minutes before the scheduled conference call time, and enter confirmation number 4892929 when prompted.

Date:	Thursday, March 5, 2020
Time:	4:30 PM EST / 2:30 PM MST
Dial - In Numbers:	1-844-229-9561 (Domestic toll-free)
Conference ID:	4892929

To access the audio webcast and related presentation materials, please visit the Investor Relations section of the Company’s website at www.extractionog.com. A replay of the conference call will be available on the website for approximately 30 days following the call.

About Extraction Oil & Gas, Inc.

Denver-based Extraction Oil & Gas, Inc. is an independent energy exploration and development company focused on exploring, developing and producing crude oil, natural gas and NGLs as well as the construction and support of midstream assets to gather and process crude oil and gas production in the Rocky Mountain region, primarily in the Wattenberg Field in the Denver-Julesburg Basin of Colorado. For further information, please visit www.extractionog.com. The Company's common shares are listed for trading on the NASDAQ under the symbol: “XOG.”

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein concerning, among other things, our updated 2020 guidance, planned capital expenditures, increases in oil and gas production, the number of anticipated wells to be drilled or completed after the date hereof, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as "may," "expect," "estimate," "project," "plan," "believe," "intend," "achievable," "anticipate," "will," "continue," "potential," "should," "could," and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for us to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the “Risk Factors” section of our most recent Form 10-K and Forms 10-Q filed with the Securities and Exchange Commission and in our other public filings and press releases. These and other factors could cause our actual results to differ materially from those contained in any forward-looking statement.

EXTRACTION OIL & GAS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31, 2019	December 31, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$32,382	$234,986
Accounts receivable	137,112	132,920
Inventory, prepaid expenses and other	36,702	26,816
Commodity derivative asset	17,554	48,907
Assets held for sale	—	21,008
Total Current Assets	223,750	464,637
Property and Equipment (successful efforts method), at cost:
Oil and gas properties	5,204,881	4,670,229
Less: accumulated depletion, depreciation, amortization and impairment charges	(2,985,983)	(1,152,590)
Net oil and gas properties	2,218,898	3,517,639
Gathering systems and facilities, net of accumulated depreciation	315,777	114,469
Other property and equipment, net of accumulated depreciation	72,542	39,849
Net Property and Equipment	2,607,217	3,671,957
Non-Current Assets:
Commodity derivative asset	13,229	8,432
Other non-current assets	82,761	21,001
Total Non-Current Assets	95,990	29,433
Total Assets	$2,926,957	$4,166,027
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$190,864	$186,218
Revenue and production taxes payable	223,982	174,860
Commodity derivative liability	1,998	196
Accrued interest payable	20,625	22,249
Asset retirement obligations	27,058	15,729
Liabilities related to assets held for sale	—	3,146
Total Current Liabilities	464,527	402,398
Non-Current Liabilities:
Credit facility	470,000	285,000
Senior Notes, net of unamortized debt issuance costs	1,085,777	1,132,659
Commodity derivative liability	108	—
Deferred tax liability	—	109,176
Other non-current liabilities	222,169	177,741
Total Non-Current Liabilities	1,778,054	1,704,576
Total Liabilities	2,242,581	2,106,974
Commitments and Contingencies
Series A Convertible Preferred Stock, $0.01 par value; 50,000,000 shares authorized; 185,280 issued and outstanding	175,639	164,367
Stockholders' Equity:
Extraction Oil & Gas, Inc.	244,373	1,746,814
Non-Controlling Interest	264,364	147,872
Total Stockholders' Equity	508,737	1,894,686
Total Liabilities and Stockholders' Equity	$2,926,957	$4,166,027

EXTRACTION OIL & GAS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2019	2018	2019	2018
	(Unaudited)
Revenues:
Oil sales	$219,838	$221,476	$721,429	$840,687
Natural gas sales	34,488	38,638	108,873	105,629
NGL sales	30,133	28,058	75,072	114,427
Gathering and compression	1,261	—	1,261	—
Total Revenues	285,720	288,172	906,635	1,060,743
Operating Expenses:
Lease operating expenses	28,810	17,653	97,254	79,413
Midstream operating expenses	2,258	—	2,258	—
Transportation and gathering	23,999	10,127	53,140	39,411
Production taxes	21,762	24,028	68,182	90,345
Exploration and abandonment expenses	56,069	10,285	88,794	31,611
Depletion, depreciation, amortization and accretion	172,403	125,479	524,537	435,775
Impairment of long lived assets and goodwill	1,326,762	54,634	1,337,996	70,928
(Gain) loss on sale of property and equipment and assets of unconsolidated subsidiary	1,750	6,627	421	(136,834)
General and administrative expenses	13,008	34,039	98,845	134,604
Total Operating Expenses	1,646,821	282,872	2,271,427	745,253
Operating Income (Loss)	(1,361,101)	5,300	(1,364,792)	315,490
Other Income (Expense):
Commodity derivatives gain (loss)	(76,490)	167,198	(37,107)	(8,554)
Interest expense	(24,442)	(20,101)	(79,232)	(123,330)
Other income	1,199	2,005	4,535	5,099
Total Other Income (Expense)	(99,733)	149,102	(111,804)	(126,785)
Income (Loss) Before Income Taxes	(1,460,834)	154,402	(1,476,596)	188,705
Income tax benefit (expense)	110,076	(54,550)	109,176	(66,850)
Net Income (Loss)	$(1,350,758)	$99,852	$(1,367,420)	$121,855

Net Income (Loss) Per Common Share(1)
Basic	$(9.84)	$0.52	$(9.29)	$0.56
Diluted	$(9.84)	$0.51	$(9.29)	$0.56

Weighted Average Common Shares Outstanding
Basic	138,525	174,284	151,481	174,748
Diluted	138,525	185,757	151,481	174,748
(1)For further information, see the reconciliation of Net Income (Loss) to Net Income (Loss) available to common shareholders in Note 13 of our Annual Report on Form 10-K for the years ended December 31, 2019 and 2018.

EXTRACTION OIL & GAS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2019	2018	2019	2018
	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$(1,350,758)	$99,852	$(1,367,420)	$121,855
Reconciliation of net income (loss) to net cash provided by operating activities:
Depletion, depreciation, amortization and accretion	172,403	125,479	524,537	435,775
Abandonment and impairment of unproved properties	47,563	10,241	73,729	25,704
Impairment of long lived assets and goodwill	1,326,762	54,634	1,337,996	70,928
Loss (gain) on sale of property and equipment	1,750	6,627	1,431	(53,222)
Gain on sale of assets of unconsolidated subsidiary	—	—	(1,010)	(83,612)
Gain on repurchase of 2026 Senior Notes	—	—	(10,486)	—
Amortization of debt issuance costs	1,683	947	5,482	13,250
Non-cash lease expenses	3,407	—	11,146	—
Contract asset	2,525	—	24,700	—
Deferred rent	—	(94)	—	348
Loss (gain) on commodity derivatives, including settlements and premiums paid	94,339	(213,818)	33,577	(148,819)
Earnings in unconsolidated subsidiaries	(1,068)	(976)	(2,285)	(2,862)
Distributions from unconsolidated subsidiaries	570	—	3,200	1,684
Make-whole premium expense on 2021 Senior Notes	—	—	—	35,600
Deferred income tax expense (benefit)	(110,076)	54,550	(109,176)	66,850
Stock-based compensation	4,651	17,466	43,954	68,349
Changes in current assets and liabilities:
Accounts receivable	(24,264)	19,930	(9,366)	10,638
Inventory and prepaid expenses	(1,410)	(216)	(332)	(853)
Accounts payable and accrued liabilities	716	7,945	(5,753)	(6,835)
Revenue and production taxes payable	42,871	34,779	33,359	145,382
Accrued interest payable	3,353	3,457	(1,624)	(1,558)
Asset retirement expenditures	(13,621)	(4,232)	(27,702)	(13,669)
Net cash provided by operating activities	201,396	216,571	557,957	684,933
Cash flows from investing activities:
Oil and gas property additions	(109,666)	(183,612)	(635,853)	(958,399)
Sale of property and equipment	14,323	8,534	56,305	80,879
Gathering systems and facilities additions	(33,333)	(40,047)	(202,513)	(81,406)
Other property and equipment additions	(6,515)	(4,047)	(39,090)	(15,991)
Distributions from unconsolidated subsidiaries, return of capital	(569)	—	—	—
Investment in unconsolidated subsidiaries	(7,525)	—	(30,012)	(6,000)
Sale of assets of unconsolidated subsidiary	—	—	1,010	83,612
Net cash used in investing activities	(143,285)	(219,172)	(850,153)	(897,305)
Cash flows from financing activities:
Borrowings under credit facility	90,000	45,000	465,000	635,000
Repayments under credit facility	(170,000)	(50,000)	(280,000)	(440,000)
Proceeds from the issuance of 2026 Senior Notes	—	—	—	739,664
Repayments of 2021 Senior Notes	—	—	—	(550,000)
Make-whole premium paid on 2021 Senior Notes	—	—	—	(35,600)
Repurchase of 2026 Senior Notes	—	—	(39,325)	—
Proceeds from issuance of Preferred Units	—	—	99,000	148,500
Preferred Unit issuance costs	—	18	(2,500)	(6,915)
Repurchase of shares	—	(26,238)	(137,743)	(30,672)
Payment of employee payroll withholding taxes	(687)	(2,465)	(1,851)	(5,327)
Dividends on Series A Preferred Stock	(2,721)	(2,721)	(10,885)	(10,885)
Debt and equity issuance costs	(49)	(72)	(2,104)	(3,175)
Net cash provided by (used in) financing activities	(83,457)	(36,478)	89,592	440,590
Increase (decrease) in cash, cash equivalents and restricted cash	(25,346)	(39,079)	(202,604)	228,218
Cash, cash equivalents and restricted cash at beginning of period	57,728	274,065	234,986	6,768
Cash, cash equivalents and restricted cash at end of the period	$32,382	$234,986	$32,382	$234,986

Supplemental cash flow information:
Property and equipment included in accounts payable and accrued liabilities	$118,152	$141,952	$118,152	$141,952
Cash paid for interest	21,206	17,551	93,084	84,224
Issuance of promissory note to unconsolidated subsidiary	—	—	—	35,329
Extinguishment of promissory note in exchange for equity with unconsolidated subsidiary	—	—	—	(35,329)
Accretion of beneficial conversion feature of Series A Preferred Stock	1,725	1,555	6,640	5,984
Preferred Unit commitment fees and dividends paid-in-kind	6,143	3,982	19,992	7,287
Series A Preferred Stock dividends paid-in-kind	4,632	—	4,632	—

Non-GAAP Financial Measures

Adjusted EBITDAX, Adjusted EBITDAX, Unhedged and Free Cash Flow are not measures of net income (loss) as determined by United States generally accepted accounting principles (GAAP). Adjusted EBITDAX, Adjusted EBITDAX, Unhedged and Free Cash Flow are supplemental non-GAAP financial measures that are used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We define Adjusted EBITDAX and Adjusted EBITDAX, Unhedged as net income (loss) adjusted for certain cash and non-cash items, including depletion, depreciation, amortization and accretion (DD&A), impairment of long lived assets and goodwill, exploration and abandonment expenses, (gain) loss on sale of property and equipment and assets of unconsolidated subsidiary, (gain) loss on commodity derivatives, settlements on commodity derivative instruments, premiums paid for derivatives that settled during the period, stock-based compensation expense, amortization of debt discount and debt issuance costs, make-whole premiums, gain on repurchase of senior notes, interest expense, income tax expense (benefit) and non-recurring charges.

EXTRACTION OIL & GAS, INC.
RECONCILIATION OF ADJUSTED EBITDAX AND ADJUSTED EBITDAX, UNHEDGED
(In thousands)
(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2019	2018	2019	2018
Reconciliation of Net Income (Loss) to Adjusted EBITDAX:
Net Income (Loss)	$(1,350,758)	$99,852	$(1,367,420)	$121,855
Add back:
Depletion, depreciation, amortization and accretion	172,403	125,479	524,537	435,775
Impairment of long lived assets and goodwill	1,326,762	54,634	1,337,996	70,928
Exploration and abandonment expenses	56,069	10,285	88,794	31,611
Loss (gain) on sale of property and equipment and assets of unconsolidated subsidiary	1,750	6,627	421	(136,834)
Loss (gain) on commodity derivatives	76,490	(167,198)	37,107	8,554
Settlements on commodity derivative instruments	2,641	(23,603)	(5,790)	(123,518)
Premiums paid for derivatives that settled during the period	981	(1,956)	(18,929)	(7,148)
Stock-based compensation expense	4,651	17,465	43,954	68,349
Amortization of debt discount and debt issuance costs	1,683	947	5,482	13,249
Make-whole premium on 2021 Senior Notes	—	—	—	35,600
Gain on repurchase of 2026 Senior Notes	—	—	(10,486)	—
Interest expense	22,759	19,154	84,236	74,481
Income tax expense (benefit)	(110,076)	54,550	(109,176)	66,850
Adjusted EBITDAX	$205,355	$196,236	$610,726	$659,752
Deduct:
Settlements on commodity derivative instruments	2,641	(23,603)	(5,790)	(123,518)
Premiums paid for derivatives that settled during the period	981	(1,956)	(18,929)	(7,148)
Adjusted EBITDAX, Unhedged	$201,733	$221,795	$635,445	$790,418

Management believes Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are useful because they allow us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. We exclude the items listed above from net income (loss) in arriving at Adjusted EBITDAX and Adjusted EBITDAX, Unhedged because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX and Adjusted EBITDAX, Unhedged should not be considered as alternatives to, or more meaningful than, net income (loss) as determined in accordance with GAAP or as an indicator of our operating performance. Certain items excluded from Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital, hedging strategy and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged. Our computations of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged may not be comparable to other similarly titled measures of other companies. We believe that Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are widely followed measures of operating performance. A reconciliation of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged and net income (loss) for the three and twelve months ended December 31, 2019 and 2018 is provided in the table above. Additionally, our management team believes Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are useful to an investor in evaluating our financial performance because these measures (i) are widely used by investors in the oil and natural gas industry to measure a company’s operating performance without regard to items excluded from the calculation of such term, among other factors; (ii) help investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital structure from our operating structure; and (iii) are used by our management team for various purposes, including as a measure of operating performance, in presentations to our board of directors, as a basis for strategic planning and forecasting.

Free Cash Flow

The following tables present a reconciliation of Discretionary Cash Flow and Adjusted Cash Flow used in Investing and Free Cash Flow to the GAAP financial measure of net cash provided by operating activities and net cash used in investing for each of the periods indicated.

EXTRACTION OIL & GAS, INC.
RECONCILIATION OF FREE CASH FLOW
(In thousands)
(Unaudited)

	Upstream	Midstream	Consolidated
	For the Year Ended December 31, 2019
Cash Flow from Operating Activities
Net cash provided by operating activities	$554,171	$3,786	$557,957
Changes in current assets and liabilities	10,589	829	11,418
Discretionary Cash Flow	$564,760	$4,615	$569,375

Cash Flow from Investing Activities
Net cash used in investing activities	$(623,506)	$(226,647)	$(850,153)
Change in accounts payable and accrued liabilities related to capital expenditures	23,372	428	23,800
Adjusted Cash Flow used in Investing	$(600,134)	$(226,219)	$(826,353)

Other Non-Recurring Adjustments(1)	$16,496	$—	$16,496

Free Cash Flow	$(18,878)	$(221,604)	$(240,482)

	Upstream	Midstream	Consolidated
	For the Year Ended December 31, 2018
Cash Flow from Operating Activities
Net cash provided by operating activities	$683,968	$965	$684,933
Changes in current assets and liabilities	(132,467)	(638)	(133,105)
Discretionary Cash Flow	$551,501	$327	$551,828

Cash Flow from Investing Activities
Net cash used in investing activities	$(887,445)	$(9,860)	$(897,305)
Change in accounts payable and accrued liabilities related to capital expenditures	38,637	(29,018)	9,619
Adjusted Cash Flow used in Investing	$(848,808)	$(38,878)	$(887,686)

Other Non-Recurring Adjustments(1)	$2,349	$—	$2,349

Free Cash Flow	$(294,958)	$(38,551)	$(333,509)

	Upstream	Midstream	Consolidated
	For the Three Months Ending December 31, 2019
Cash Flow from Operating Activities
Net cash provided by operating activities	$199,097	$2,299	$201,396
Changes in current assets and liabilities	(9,807)	2,162	(7,645)
Discretionary Cash Flow	$189,290	$4,461	$193,751

Cash Flow from Investing Activities
Net cash used in investing activities	$(101,787)	$(41,498)	$(143,285)
Change in accounts payable and accrued liabilities related to capital expenditures	16,626	23,400	40,026
Adjusted Cash Flow used in Investing	$(85,161)	$(18,098)	$(103,259)

Other Non-Recurring Adjustments(1)	$6,647	$—	$6,647

Free Cash Flow	$110,776	$(13,637)	$97,139

	Upstream	Midstream	Consolidated
	For the Three Months Ending September 30, 2019
Cash Flow from Operating Activities
Net cash provided by operating activities	$138,252	$(135)	$138,117
Changes in current assets and liabilities	(11,045)	(564)	(11,609)
Discretionary Cash Flow	$127,207	$(699)	$126,508

Cash Flow from Investing Activities
Net cash used in investing activities	$(196,597)	$(61,027)	$(257,624)
Change in accounts payable and accrued liabilities related to capital expenditures	76,455	(11,106)	65,349
Adjusted Cash Flow used in Investing	$(120,142)	$(72,133)	$(192,275)

Other Non-Recurring Adjustments(1)	$4,141	$—	$4,141

Free Cash Flow	$11,206	$(72,832)	$(61,626)
(1) Amount incurred for the construction of the Windsor field office that is included in other property and equipment in Extraction's consolidated cash flow statements.

Our Free Cash Flow is not a measure of net income (loss) as determined by GAAP. We define Free Cash Flow as Discretionary Cash Flow (non-GAAP) less Adjusted Cash Flow used in Investing (non-GAAP) adjusted for Other Non-Recurring Adjustments (non-GAAP). Discretionary Cash Flow is defined as net cash provided by operating activities (GAAP) less changes in working capital (current assets and liabilities). Adjusted Cash Flow used in Investing is defined as cash flow used in investing activities (GAAP) adjusted for changes in accounts payable and accrued liabilities related to capital expenditures.

Free Cash Flow is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We believe Free Cash Flow can provide additional transparency into the drivers of trends in our operating cash flows, such as production, realized sales prices and operating costs, as it disregards the timing of settlement of operating assets and liabilities. We believe Free Cash Flow provides additional information that may be useful in an analysis of our ability to generate cash to fund exploration and development activities, construct and support of midstream assets, and to return capital to stockholders.

Proved Reserves

The following table reconciles the standardized measure prescribed in ASC 932,  Extractive Activities-Oil and Gas to the before tax total proved and proved developed reserves (in millions).

For the Year Ended
December 31, 2019

Future crude oil, natural gas and NGL sales	$5,915
Future production costs	(2,167)
Future development costs	(798)
Future income tax expense	(8)
Future net cash flows	$2,942
10% annual discount	(1,038)
Standardized measure of discounted future net cash flows	$1,904
Add: Future income tax expense	8
Standardized measure of discounted future net cash flows before future income tax expense	$1,912
Less: Proved Undeveloped Reserves	(568)
Standardized measure of discounted future net cash flows before future income taxes expense and proved undeveloped reserves	$1,344
The standardized measure of discounted future net cash flows before future income taxes expense of proved and proved undeveloped reserves is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies.

Investor Contact: Louis Baltimore, ir@extractionog.com, 720-974-7773
Media Contact: Brian Cain, info@extractionog.com, 720-974-7782